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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-49957 of Eagle-Picher Industries, Inc. on Form S-4 of our report dated January 18, 1999, appearing in this Annual Report on Form 10-K/A of Eagle-Picher Industries, Inc. (a wholly owned subsidiary of Eagle-Picher Holdings, Inc.) and subsidiaries for the year ended November 30, 1998.




/s/ Deloitte & Touche LLP
Cincinnati, Ohio
June 25, 1999